EXHIBIT 21

REGISTRANT'S SUBSIDIARIES

The following list sets forth the subsidiaries of Registrant, the state or country of incorporation of each, and the names under which the subsidiaries do business. All of the listed subsidiaries are included in the consolidated financial statements of the Registrant. Unless otherwise indicated, all the subsidiaries are wholly-owned by the Registrant either directly or indirectly through one or more internediaries.

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Company Name                                                                       FEIN          Jurisdiction           Ownership
------------------------------------------                                      ----------      ---------------         ---------
Molex Incorporated                                                              36-2369491      Delaware, U.S.A.
    Molex S.A. de C.V.                                                                          Mexico                   100.00%
  Molex Industrial Ventures Inc.                                                02-0514921      Delaware, U.S.A.         100.00%
  Cardell Corporation                                                           38-2249547      MI, U.S.A.               100.00%
    Delaware Gold Investment Co.                                                38-3303760      Rhode Island, U.S.A.     100.00%
    Cardell USVI International Sales Corporation                                66-0507336      USVI                     100.00%
    Mcar Automotive Parts GmbH (f/k/a Cardell GmbH)                                             Germany                  100.00%
  Molex Connector Corp. (formerly Molex Sales and Leasing Company)              36-4161983      Delaware, U.S.A.         100.00%
  Molex Caribe Inc.                                                             36-3323357      Delaware, U.S.A.         100.00%
  Molex International, Inc.                                                     36-2754920      Delaware, U.S.A.         100.00%
    Ulti-Mate, Inc.                                                             95-3234543      California, U.S.A.       100.00%
    Molex Brazil Ltda.                                                                          Brazil                   100.00%
    Molex Electronics Ltd.                                                                      Canada                   100.00%
    Dongguan Molex South-China Connector Co. Ltd.                                               China (P.R.C.)           100.00%
    Dongguan Molex Interconnect Co Ltd.                                                         China (P.R.C.)           100.00%
    Molex (Shanghai) Co., Ltd.                                                                  China (P.R.C.)           100.00%
    Molex Interconnect (Shanghai) Co., Ltd.                                                     China (P.R.C.)           100.00%
    Molex Switch SA                                                                             France                   100.00%
    Molex Holding GmbH                                                                          Germany                  100.00%
      Molex Slovakia Management, s.r.o.                                                         Germany                  100.00%
      Molex Elektronik GmbH                                                                     Germany                  100.00%
      Molex Services GmbH                                                                       Germany                  100.00%
      Molex GmbH                                                                                Germany                   93.33%
      Molex Polska Management SP z.o.o.                                                         Poland                   100.00%
      Lightmaze AG                                                                              Germany                   70.00%
    Molex Slovakia A.S.                                                                         Slovakia                 100.00%
    Molex Hong Kong/China Ltd.                                                                  Hong Kong                100.00%
    Molex (India) Ltd.                                                                          India                     93.50%
    Molex Mafatlal Micron Private Limited                                                       India                     51.00%
    Molex Italia S.p.A.                                                                         Italy                    100.00%
    Zetronic S.p.A.                                                                             Italy                    100.00%
    Molex-Japan Co., Ltd.                                                                       Japan                    100.00%
      Molex (Dalian) Co. Ltd.                                                                   China (P.R.C.)           100.00%
    Molex (Malaysia) Sdn. Bhd.                                                                  Malaysia                 100.00%
    Molex de Mexico S.A. de C.V.                                                                Mexico                   100.00%
    Molex B.V.                                                                                  Netherlands              100.00%
    Molex European Distribution Center B.V.                                                     Netherlands              100.00%
    Molex Interconnect AG (MIAG)                                                                Netherlands              100.00%
      Molex Deutschland GmbH                                                                    Germany                  100.00%
    Moltech                                                                                     Poland                    98.00%
    Molex Far East-South Management Pte. Ltd.                                                   Singapore                100.00%
    Molex Singapore Pte. Ltd.                                                                   Singapore                100.00%
    Moltes s.r.o.                                                                               Slovak Republic           48.00%
    Sylex s.r.o.                                                                                Slovak Republic           45.00%
    Molex Korea Co., Ltd.                                                                       South Korea              100.00%
    Molex Svenska A.B.                                                                          Sweden                   100.00%
    Molex Ireland Ltd.                                                                          Ireland                  100.00%
      Modular Automation (Molex) Ltd.                                                           Ireland                  100.00%
      Smithstown Light Engineering Ltd.                                                         Ireland                   50.00%
    Molex Taiwan Ltd.                                                                           Taiwan (R.O.C.)          100.00%
    Molex (Thailand) Ltd.                                                                       Thailand                  95.275%
    Molex Electronics Ltd.                                                                      United Kingdom           100.00%
    Molex Premise Networks, Inc.                                                36-3999511      Delaware, U.S.A.         100.00%
      Molex Premise Networks Americas, Inc.                                     04-2851670      Massachusetts, U.S.A.    100.00%
      Molex Premise Networks SARL                                                               France                   100.00%
      Molex Premise Networks Limited                                                            United Kingdom           100.00%
      Molex Premise Networks South Pacific, Inc.                                04-3079634      Delaware, U.S.A.         100.00%
        Molex Premise Networks Pty Ltd                                                          Australia                100.00%
      Mod-Tap GmbH                                                                              Germany                  100.00%
      Molex Premise Networks Japan, Inc.                                        04-3251596      Delaware, U.S.A.         100.00%
      Molex Premise Networks Thailand, Inc.                                     04-3251597      Delaware, U.S.A.         100.00%
      MPN EE sp zo.o (f/k/a Mod-Tap Poland sp z)                                                Poland                   100.00%
      Molex Premise Networks so zo.o.                                                           Poland                   100.00%
      Molex Premise Networks Asia Limited                                                       Hong Kong                100.00%

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